Volato Announces Receipt of Continued Listing Standards Notice from NYSE American
Discloses “Going Concern” Explanatory Paragraph in Auditor’s Report
ATLANTA, GA – March 20, 2026 – Volato Group, Inc. (the “Company” or “Volato”) (NYSE American: SOAR) today announced that on March 17, 2026, it received a notice (the “notice”) from the NYSE American LLC (the “NYSE American”) advising the Company that it is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company must submit a plan (the “Plan”) by April 16, 2026 to the NYSE American outlining actions it has taken or will take to regain compliance with the continued listing standards by December 17, 2026. If the Plan is not permitted or the Plan is not accepted, delisting proceedings will commence.
The notice has no immediate impact on the listing of Volato’s shares of common stock on the NYSE American. Volato’s common stock will continue to be listed and traded on the NYSE American under the ticker “SOAR”, during the nine-month period allotted for the Company to regain compliance, subject to the Company’s compliance with the other continued listing standards of the NYSE American.
The notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (the “SEC”).
Volato is committed to regaining compliance with the NYSE American’s continued listing standards but cannot guarantee that it will regain compliance within the allotted period of time.
Also, as disclosed in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2025, the independent registered public accounting firm’s report includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. This paragraph does not represent a qualification, adverse opinion, or disclaimer of opinion, and the Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP. Release of this information is required by Section 610(b) of the NYSE American Company Guide. It does not represent any change or amendment to any of the Company’s filings for the fiscal year ended December 31, 2025.

About Volato
Volato Group, Inc. (NYSE American: SOAR) is a technology company focused on building scalable software and data solutions that improve the reliability and intelligence of high-stakes business decisions. The Company’s existing Parslee Document Intelligence platform enhances the performance of leading large language models (LLMs) by adding deterministic structure and auditability to complex documents such as contracts and SEC filings. Through its proposed merger with M2i Global, Inc., Volato is expanding into the critical minerals sector—leveraging its software expertise to bring greater transparency, traceability, and operational intelligence to supply chains essential for U.S. national security and advanced technologies. For more information visit www.flyvolato.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management or the board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the challenges associated with executing our growth strategy, developing, marketing and consistently delivering high-quality services that meet customer expectations. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Volato disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Volato’s control, that are described in Volato’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent reports filed with the SEC, and other factors that Volato may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Investors:
investors@flyvolato.com